UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2014

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1—5418	41—0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

In connection with the sale of its wholly-owned subsidiary, New Albertson’s, Inc. (“NAI”), on March 21, 2013, SUPERVALU INC. (the “Company”) entered into Transition Services Agreements (collectively, the “TSA”) with each of NAI and Albertson’s LLC to support the divested NAI banners and the continuing operations of Albertson’s LLC. The TSA each had an initial term expiring on September 21, 2015, subject to annual renewal by notice given at least 12 months prior to expiration of the then current term. On September 12, 2014, NAI and Albertson’s LLC each notified the Company that it was exercising its right to renew the term of their respective TSA for an additional year. Pursuant to this notice, the TSA will now expire on September 21, 2016 unless renewed again by notice given no later than September 21, 2015.

Pursuant to the terms of the TSA, NAI and Albertson’s LLC may cancel TSA services at any of its stores or distribution centers for any reason, including closure or removal of stores or distribution centers from the scope of the TSA. The cancellation of TSA services at stores or distribution centers would reduce the variable fee the Company receives under the TSA beginning ten weeks after the Company receives notice of such cancellation. The cancellation of TSA services at stores or distribution centers before September 21, 2015 would also reduce the fixed fee the Company receives under the TSA during the one-year extension period (from September 22, 2015 to September 21, 2016).  In addition, in March 2014, AB Acquisition LLC, the parent company of NAI and Albertson’s LLC, announced a definitive agreement for the acquisition of Safeway Inc. An acquisition of Safeway Inc., as well as other factors, may result in the cancellation of TSA services at stores and distribution centers and nonrenewal of the TSA beyond September 21, 2016. The impact of the TSA on the Company’s results of operations depends on the revenue received by the Company and the Company’s ability to manage its cost structure.

In addition to providing services under the TSA, the Company also receives services from NAI and Albertson’s LLC under the TSA.  The Company intends to notify NAI and Albertson’s LLC this week that it is exercising its right to renew the term of each TSA for an additional year. Pursuant to this notice, the Company will continue to receive services under the TSA until September 21, 2016 unless renewed again by notice given no later than September 21, 2015.

A copy of the TSA with Albertson’s LLC and NAI were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2013 and are incorporated herein by reference. The foregoing descriptions of the TSA are qualified in their entirety by reference to the full text of those agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2014

SUPERVALU INC.

By:	/s/Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)